UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated June 2, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES
Exhibit Index
EX-12.1 STATEMENT RE:COMPUTATION OF EARNINGS
EX-23.1 CONSENT OF KPMG LLP
EX-23.2 NOTICE REGARDING ABSENCE OF CONSENT
EX-99.1 AUDITED FINANCIAL STATEMENTS
EX-99.2 FINANCIAL STATEMENT SCHEDULE

Item 5. Other Events and Regulation FD Disclosure.

     Beginning in the first quarter of 2004, the Company modified its segment reporting from five reportable segments to four reportable segments. The Company no longer considers the Sprayers division a reportable segment under the requirements of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” due to organizational changes and changes in the distribution and servicing of certain Sprayer products which became effective January 1, 2004. Therefore, the segment disclosures for 2003, 2002 and 2001 have been reclassified in the Company’s most recent audited financial statements to conform to the presentation going forward.

(c) Exhibits

12.1	Statement RE: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Notice Regarding Absence of Consent of Arthur Andersen LLP relating to the financial statements of AGCO Corporation.

99.1	Audited Financial Statements of AGCO Corporation and Subsidiaries as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and Report of Independent Registered Public Accounting Firm and Report of Independent Public Accountants thereon.

99.2	Financial Statement Schedule of AGCO Corporation and Subsidiaries and Report of Independent Public Accountants thereon.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: June 2, 2004

Exhibit Index

Exhibit No.	Description
12.1	Statement RE: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Notice Regarding Absence of Consent of Arthur Andersen LLP relating to the financial statements of AGCO Corporation.

99.1	Audited Financial Statements of AGCO Corporation and Subsidiaries as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and Report of Independent Registered Public Accounting Firm and Report of Independent Public Accountants thereon.

99.2	Financial Statement Schedule of AGCO Corporation and Subsidiaries and Report of Independent Public Accountants thereon.